Exhibit 99.1

Q4 GAAP Diluted Earnings per Share of $0.42 up 35.5%, Adjusted Diluted Earnings Per Share of $0.62, up 17.0%

WINDSOR, CT, February 12, 2015 (GLOBE NEWSWIRE) SS&C Technologies Holdings, Inc. (NASDAQ: SSNC), a global provider of investment and financial software-enabled services and software, today announced its financial results for the fourth quarter and full year ended December 31, 2014.

Financial Highlights:

•	Fourth quarter GAAP net income of $36.6 million up 36.2 percent, and GAAP diluted EPS of $0.42 up 35.5 percent

•	Adjusted diluted EPS (defined in Note 4) increased 17.0 percent to $0.62 in the fourth quarter 2014. For full year 2014, adjusted diluted EPS increased 19.8 percent to $2.36

•	Adjusted revenue (defined in Note 1) increased to $201.2 million in the fourth quarter 2014 and to $768.4 million for the full year 2014, up 7.8 percent

•	Net cash from operating activities was $252.5 million for year ended December 31, 2014, an increase of 21.2 percent

•	SS&C completed its acquisition of DST Global Solutions, including their HiPortfolio and Anova products, for $95 million

“We have just completed our 5th year as a public company. I am happy to report our 5th year of record adjusted revenue and adjusted diluted EPS,” said Bill Stone, Chairman and CEO of SS&C Technologies. “We have expanded our range of products and services, won big mandates, and focused on delighting our customers. SS&C has reached over 300 Regulatory Solution’s customers in its two-year lifespan, and has a newly formed REIT Servicing group where we have six of the leading mortgage REITs. In December 2014, we announced the acquisition of DST Global Solutions, which includes industry-leading products HiPortfolio and Anova, and just last week, we announced our plan to acquire Advent Software. 2014 was an exceptional year. We look forward to 2015 as a period of intense customer focus.”

GAAP Results

SS&C reported GAAP revenue of $200.7 million for the fourth quarter of 2014, up 10.0 percent compared to $182.5 million in the fourth quarter of 2013. Revenue for the year ended December 31, 2014 was $767.9 million, up 7.7 percent over $712.7 million in 2013. GAAP operating income for the fourth quarter of 2014 was $53.6 million, up 12.1 percent from $47.8 million in 2013’s fourth quarter. GAAP operating income for the year ended December 31, 2014 was $200.4 million, up 9.5 percent from $183.0 million for 2013. On a fully diluted GAAP basis, earnings per share in the fourth quarter of 2014 was $0.42 compared to fully diluted GAAP earnings per share of $0.31 in the fourth quarter of 2013, an increase of 35.5 percent. On a fully diluted basis, GAAP earnings per share for the year ended December 31, 2014, was $1.50, an 8.7 percent increase over 2013’s $1.38 per share.

Adjusted Non-GAAP Results (defined in Notes 1-4 below)

Adjusted revenue in the fourth quarter of 2014 was $201.2 million, up 10.3 percent compared to $182.5 million in the fourth quarter of 2013. Adjusted revenue for the year ended December 31, 2014 was $768.4 million, up 7.8 percent over $712.8 million for 2013. Adjusted operating income in the fourth quarter of 2014 was $80.2 million, or 39.9 percent of adjusted revenue. This represents an 11.1 percent increase compared to adjusted operating income of $72.2 million and 39.6 percent of adjusted revenue in the fourth quarter of 2013. Adjusted operating income for the year ended December 31, 2014 was $305.5 million, up 10.3 percent from adjusted operating income of $276.9 million in 2013.

Adjusted net income for the fourth quarter of 2014 was $54.7 million, up 18.9 percent compared to $46.0 million in 2013’s fourth quarter. Adjusted net income for the year ended December 31, 2014 was $205.8 million, up 21.8% percent compared to $169.0 million for 2013. Adjusted diluted earnings per share in the fourth quarter of 2014 was $0.62 per share, up 17.0 percent compared to $0.53 per share in the fourth quarter of 2013. Adjusted diluted earnings per share for the year ended December 31, 2014 was $2.36, up 19.8 percent compared to $1.97 for 2013.

Annual Run Rate Basis

Annual Run Rate Basis (ARRB) recurring revenue, defined as the sum of maintenance and software-enabled services revenue on an annualized basis, was $724.4 million based on maintenance and software-enabled services revenue of $181.1 million for the fourth quarter of 2014. This represents an increase of 8.8 percent from $166.5 million and $665.8 million run-rate in the same period in 2013 and an increase of 3.6 percent from $174.9 million for the third quarter of 2014, an annual run rate of $699.5 million. We believe ARRB of our recurring revenue is a good indicator of visibility into future revenue.

Operating Cash Flow

SS&C ended the year with $109.6 million in cash, and $645.0 million in gross debt for a net debt balance of $535.4 million. SS&C generated net cash from operating activities of $252.5 million for the year ended December 31, 2014, compared to $208.3 million for the same period in 2013, an increase of 21.2 percent.

SS&C Acquisition of DST Global Solutions

SS&C expanded its global offering of investment management software and services with the acquisition of DST Global Solutions in December 2014 for $95 million in cash. SS&C financed $75 million of the purchase price by drawing down on its line of credit. This marks SS&C’s 40th completed acquisition since inception, and adds industry leading platforms HiPorfolio and Anova to SS&C’s suite of investment management products. This acquisition adds over 150 clients across the globe, and 90 percent of all revenue is generated in EMEA and Asia Pacific.

Guidance

	Q1 2015	FY 2015
Adjusted Revenue ($M)	$204.0 – $210.0	$852.0 – $872.0

Adjusted Net Income ($M)	$50.9 – $53.0	$229.0 – $240.0

Cash from Operating Activities ($M)	N/A	$260.0 – $275.0

Capital Expenditures (% of revenue)	N/A	2.5% – 3.0%

Diluted Shares (M)	88.4 – 88.8	88.9 – 89.7

Effective Income Tax Rate (%)	28%	28%

Non-GAAP Financial Measures

Adjusted revenue, adjusted operating income, adjusted consolidated EBITDA, adjusted net income and adjusted diluted earnings per share are non-GAAP measures. See the accompanying notes to the attached Condensed Consolidated Financial Information for the reconciliations and definitions for each of these non-GAAP measures and the reasons our management believes these measures provide useful information to investors regarding our financial condition and results of operations.

Earnings Call and Press Release

SS&C’s Q4 and Full Year 2014 earnings call will take place at 5:00 p.m. eastern time today, February 12, 2015. The call will discuss Q4 and Full Year 2014 results and our guidance and business outlook. Interested parties may dial 877-312-8798 (US and Canada) or 253-237-1193 (International), and request the “SS&C Technologies Fourth Quarter and 2014 Earnings Conference Call”; conference ID# 74865368. A replay will be available after 8:00 p.m. eastern time on February 12, 2015, until midnight on February 18, 2015. The dial-in number is 855-859-2056 (US and Canada) or 404-537-3406 (International); access code # 74865368. The call will also be available for replay on SS&C’s website after February 12, 2015; access: http://investor.ssctech.com/results.cfm.

Certain information contained in this press release relating to, among other things, our financial guidance for the first quarter and full year of 2014 and our intention to repurchase shares of our common stock from time to time and the intended use of any repurchased shares, constitute forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Without limiting the foregoing, the words “believes”, “anticipates”, “plans”, “expects”, “estimates”, “projects”, “forecasts”, “may” and “should” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements are accompanied by such words. Such statements reflect management’s best judgment based on factors currently known but are subject to risks and uncertainties, which could cause actual results to differ materially from those anticipated. Such risks and uncertainties include, but are not limited to, the state of the economy and the financial services industry, the Company’s ability to finalize large client contracts, fluctuations in customer demand for the Company’s products and services, intensity of competition from application vendors, delays in product development, the Company’s ability to control expenses, terrorist activities, exposure to litigation, the Company’s ability to integrate acquired businesses, the effect of the acquisitions on customer demand for the Company’s products and services, the market price of the Company’s stock prevailing from time to time, the Company’s cash flow from operations, general economic conditions, and those risks discussed in the “Risk Factors” section of the Company’s most recent Annual Report on Form 10-K, which is on file with the Securities and Exchange Commission and can also be accessed on our website. The Company cautions investors that it may not update any or all of the foregoing forward-looking statements.

About SS&C Technologies

SS&C is a global provider of investment and financial software-enabled services and software focused exclusively on the global financial services industry. Founded in 1986, SS&C has its headquarters in Windsor, Connecticut and offices around the world. Some 6,900 financial services organizations, from the world’s largest institutions to local firms, manage and account for their investments using SS&C’s products and services. These clients in the aggregate manage over $26 trillion in assets.

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For more information

Patrick Pedonti

Chief Financial Officer

Tel: +1-860-298-4738

E-mail: InvestorRelations@sscinc.com

Justine Stone

Investor Relations

Tel: +1-212-367-4705

E-mail: Justine.stone@sscinc.com

SS&C Technologies Holdings, Inc. and Subsidiaries

Condensed Consolidated Statements of Operation

(in thousands, except per share data)

	Three Months Ended		Year Ended
	December 31, 2014	December 31, 2013	December 31, 2014	December 31, 2013
Revenues:
Software-enabled services	$152,313	$140,656	$592,528	$552,565
Software licenses	9,778	7,807	36,339	28,687
Maintenance	28,786	25,806	105,598	103,409
Professional services	9,854	8,253	33,396	28,041

Total revenues	200,731	182,522	767,861	712,702

Cost of revenues:
Software-enabled services	85,916	81,872	342,625	322,719
Software licenses	1,152	1,394	3,701	5,302
Maintenance	11,256	10,093	41,254	41,046
Professional services	7,292	5,044	23,151	19,733

Total cost of revenues	105,616	98,403	410,731	388,800

Gross profit	95,115	84,119	357,130	323,902

Operating expenses:
Selling and marketing	12,910	11,009	48,592	41,885
Research and development	15,826	13,304	57,287	53,862
General and administrative	12,784	11,990	50,879	45,187

Total operating expenses	41,520	36,303	156,758	140,934

Operating income	53,595	47,816	200,372	182,968

Interest expense, net	(5,734)	(7,954)	(25,472)	(41,279)
Other income, net	1,967	1,092	2,754	3,498

Income before income taxes	49,828	40,954	177,654	145,187
Provision for income taxes	13,221	14,073	46,527	27,292

Net income	$36,607	$26,881	$131,127	$117,895

Basic earnings per share	$0.44	$0.33	$1.57	$1.45

Basic weighted average number of common shares outstanding	83,869	82,428	83,314	81,195

Diluted earnings per share	$0.42	$0.31	$1.50	$1.38

Diluted weighted average number of common and common equivalent shares outstanding	87,799	86,716	87,331	85,616

See Notes to Condensed Consolidated Financial Information.

SS&C Technologies Holdings, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(in thousands)

	December 31, 2014	December 31, 2013
ASSETS
Current assets:
Cash	$109,577	$84,470
Accounts receivable, net	94,359	91,221
Prepaid income taxes	11,857	19,932
Deferred income taxes	2,975	6,526
Prepaid expenses and other current assets	14,927	16,567
Restricted cash	1,477	2,460

Total current assets	235,172	221,176

Property and equipment, net	54,277	51,697

Deferred income taxes	1,135	1,077
Goodwill	1,571,375	1,541,386
Intangible and other assets, net	423,911	459,988

Total assets	$2,285,870	$2,275,324

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$20,470	$23,212
Accounts payable	12,004	8,368
Income taxes payable	1,116	2,169
Accrued employee compensation and benefits	53,975	44,664
Deferred taxes	110	—
Other accrued expenses	30,666	26,028
Deferred maintenance and other revenue	73,254	62,561

Total current liabilities	191,595	167,002

Long-term debt, net of current portion	618,435	751,295
Other long-term liabilities	26,446	14,913
Deferred income taxes	102,724	110,406

Total liabilities	939,200	1,043,616

Total stockholders’ equity	1,346,670	1,231,708

Total liabilities and stockholders’ equity	$2,285,870	$2,275,324

See Notes to Condensed Consolidated Financial Information.

SS&C Technologies Holdings, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(in thousands)

	Year Ended
	December 31, 2014	December 31, 2013
Cash flow from operating activities:
Net income	$131,127	$117,895
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	99,831	99,780
Stock-based compensation expense	11,483	8,386
Income tax benefit related to exercise of stock options	(15,484)	(24,194)
Amortization and write-offs of loan origination costs	5,839	5,830
Loss on sale or disposition of property and equipment	687	317
Deferred income taxes	(14,620)	(11,069)
Provision for doubtful accounts	610	666
Changes in operating assets and liabilities, excluding effects from acquisitions:
Accounts receivable	3,902	814
Prepaid expenses and other assets	(5,382)	(4,695)
Accounts payable	1,525	(4,032)
Accrued expenses	10,140	1,695
Income taxes prepaid and payable	21,560	18,060
Deferred maintenance and other revenue	1,284	(1,184)

Net cash provided by operating activities	252,502	208,269

Cash flow from investing activities:
Additions to property and equipment	(15,040)	(11,921)
Proceeds from sale of property and equipment	42	67
Cash paid for business acquisitions, net of cash acquired	(86,911)	(3,657)
Additions to capitalized software	(3,517)	(2,399)
Net changes in restricted cash	983	—

Net cash used in investing activities	(104,443)	(17,910)

Cash flow from financing activities:
Cash received from debt borrowings, net of loan origination costs	75,000	—
Repayments of debt	(212,000)	(239,000)
Proceeds from exercise of stock options	24,110	27,817
Income tax benefit related to exercise of stock options	15,484	24,194
Payment of fees related to refinancing activities	(512)	(1,917)
Payment of contingent consideration	(500)	—
Purchase of common stock for treasury	(11,223)	(943)
Common stock dividends	(10,494)	—

Net cash used in financing activities	(120,135)	(189,849)

Effect of exchange rate changes on cash	(2,817)	(2,200)

Net increase (decrease) in cash	25,107	(1,690)
Cash, beginning of period	84,470	86,160

Cash, end of period	$109,577	$84,470

See Notes to Condensed Consolidated Financial Information.

SS&C Technologies Holdings, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Information

Note 1. Reconciliation of Revenue to Adjusted Revenue

Adjusted revenue represents revenue adjusted for one-time purchase accounting adjustments to fair value deferred revenue acquired in business combinations. Adjusted revenue is presented because we use this measure to evaluate performance of our business against prior periods and believe it is a useful indicator of the underlying performance of the Company. Adjusted revenue is not a recognized term under generally accepted accounting principles (GAAP). Adjusted revenue does not represent revenue, as that term is defined under GAAP, and should not be considered as an alternative to revenue as an indicator of our operating performance. Adjusted revenue as presented herein is not necessarily comparable to similarly titled measures. The following is a reconciliation between adjusted revenue and revenue, the GAAP measure we believe to be most directly comparable to adjusted revenue.

	Three Months Ended December 31,		Year Ended December 31,
(in thousands)	2014	2013	2014	2013
Revenue	$200,731	$182,522	$767,861	$712,702
Purchase accounting adjustments to deferred revenue	503	—	503	136

Adjusted revenue	$201,234	$182,522	$768,364	$712,838

Note 2. Reconciliation of Operating Income to Adjusted Operating Income

Adjusted operating income represents operating income adjusted for amortization of acquisition-related intangible assets and purchase accounting adjustments for deferred revenue and other expenses. Adjusted operating income is presented because we use this measure to evaluate performance of our business and believe it is a useful indicator of the underlying performance of the Company. Adjusted operating income is not a recognized term under GAAP. Adjusted operating income does not represent operating income, as that term is defined under GAAP, and should not be considered as an alternative to operating income as an indicator of our operating performance. Adjusted operating income as presented herein is not necessarily comparable to similarly titled measures. The following is a reconciliation between adjusted operating income and operating income, the GAAP measure we believe to be most directly comparable to adjusted operating income.

	Three Months Ended December 31,		Year Ended December 31,
(in thousands)	2014	2013	2014	2013
Operating income	$53,595	$47,816	$200,372	$182,968
Amortization of intangible assets	21,557	21,597	85,486	85,036
Stock-based compensation	2,929	2,376	11,483	8,386
Capital-based taxes	—	182	6	182
Unusual or non-recurring charges	1,611	286	7,630	377
Purchase accounting adjustments	503	(46)	476	(52)

Adjusted operating income	$80,195	$72,211	$305,453	$276,897

Note 3. Reconciliation of Net Income to EBITDA, Consolidated EBITDA and Adjusted Consolidated EBITDA

EBITDA represents net income before interest expense, income taxes, depreciation and amortization. Consolidated EBITDA, defined under our Credit Agreement entered into in March 2012, is used in calculating covenant compliance, and is EBITDA adjusted for certain items. Consolidated EBITDA is calculated by subtracting from or adding to EBITDA items of income or expense described below. Adjusted consolidated EBITDA is calculated by subtracting acquired EBITDA from consolidated EBITDA. EBITDA, consolidated EBITDA and adjusted consolidated EBITDA are presented because we use these measures to evaluate performance of our business and believe them to be useful indicators of an entity’s debt capacity and its ability to service debt. EBITDA, consolidated EBITDA and adjusted consolidated EBITDA are not recognized terms under GAAP and should not be considered in isolation or as alternatives to operating income, net income or cash flows from operating activities as indicators of our operating performance. The following is a reconciliation of EBITDA, consolidated EBITDA and adjusted consolidated EBITDA to net income.

	Three Months Ended December 31,		Year Ended December 31,
(in thousands)	2014	2013	2014	2013
Net income	$36,607	$26,881	$131,127	$117,895
Interest expense, net	5,734	7,954	25,472	41,279
Taxes	13,221	14,073	46,527	27,292
Depreciation and amortization	25,338	25,339	99,831	99,780

EBITDA	80,900	74,247	302,957	286,246
Stock-based compensation	2,929	2,376	11,483	8,386
Capital-based taxes	—	182	6	182
Acquired EBITDA and cost savings	1,835	—	5,467	890
Unusual or non-recurring charges	(355)	(806)	4,876	(3,121)
Purchase accounting adjustments	503	(46)	476	(52)
Other	114	56	315	235

Consolidated EBITDA	85,926	76,009	325,580	292,766
Less: acquired EBITDA	(1,835)	—	(5,467)	(890)

Adjusted Consolidated EBITDA	$84,091	$76,009	$320,113	$291,876

Note 4. Reconciliation of Net Income to Adjusted Net Income and Diluted Earnings Per Share to Adjusted Diluted Earnings Per Share

Adjusted net income and adjusted diluted earnings per share represent net income and earnings per share before amortization of intangible assets and deferred financing costs, stock-based compensation, capital-based taxes and other unusual and non-recurring items. Adjusted net income and adjusted diluted earnings per share are not recognized terms under GAAP, do not represent net income or diluted earnings per share, as those terms are defined under GAAP, and should not be considered as alternatives to net income or diluted earnings per share as indicators of our operating performance. Adjusted net income and adjusted diluted earnings per share are important to management and investors because they represent our operational performance exclusive of the effects of amortization of intangible assets and deferred financing costs, stock-based compensation, capital-based taxes and other unusual and non-recurring items that are not operational in nature or comparable to those of our competitors. The following is a reconciliation between adjusted net income and adjusted diluted earnings per share and net income and diluted earnings per share.

	Three Months Ended December 31,		Year Ended December 31,
(in thousands, except per share data)	2014	2013	2014	2013
GAAP – Net income	$36,607	$26,881	$131,127	$117,895
Plus: Amortization of intangible assets	21,557	21,597	85,486	85,036
Plus: Amortization of deferred financing costs and original issue discount	1,442	1,422	5,839	5,830
Plus: Stock-based compensation	2,929	2,376	11,483	8,386
Plus: Capital-based taxes	—	182	6	182
Plus: Unusual and non-recurring items	(355)	(806)	4,876	(3,121)
Plus: Purchase accounting adjustments	503	(46)	476	(52)
Income tax effect (1)	(8,032)	(5,631)	(33,501)	(45,142)

Adjusted net income	$54,651	$45,975	$205,792	$169,014

Adjusted diluted earnings per share	$0.62	$0.53	$2.36	$1.97

GAAP diluted earnings per share	$0.42	$0.31	$1.50	$1.38

Diluted weighted-average shares outstanding	87,799	86,716	87,331	85,616

(1)	An estimated normalized effective tax rate of 28% has been used to adjust the provision for income taxes for the purpose of computing adjusted net income.